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                                                                    EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of El Paso CGP Company:

     In our opinion, the consolidated financial statements in the Index appearing under Item 14(a)(1) present fairly, in all material respects, the consolidated financial position of El Paso CGP Company as of December 31, 2001, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule for the year ended December 31, 2001 listed in the index under Item 14(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As discussed in Notes 1 and 8, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, on January 1, 2001.

     As discussed in Note 14, the Company changed its actuarial measurement date for measuring pension and other postretirement benefit obligations from December 31 to September 30.

     We also audited the adjustments described in Note 15 that were applied to restate the disclosures of 2000 and 1999 segment information in the accompanying financial statements to give retroactive effect to the change in reportable segments. In our opinion, such adjustments are appropriate and have been properly applied to the prior period financial statements.

PricewaterhouseCoopers LLP

Houston, Texas
March 6, 2002